                                                                       Ex. 3.1.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 IMAGINEX, INC.

       The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

       FIRST:       The name of the corporation (hereinafter the "Corporation")
is Imaginex, Inc.

       SECOND:      The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

       THIRD:       The nature of the business and the purposes to be conducted and promoted by the Corporation, which shall be in addition to the authority of the Corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, are as follows:

       To purchase, receive, take by grant, gift, devise, boquest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

       To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings, and other works, and any interest or right therein; to take, lease, purchase, or otherwise acquire, and to own, use, hold sell, convey, exchange, hire lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in action, notes, bonds, mortgages and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

       To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

       To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

              (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

              (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

              (c)    franchises, licenses, grants, and concessions.

       To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefor in any lawful manner, and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

       To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

       To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firms, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any mannor dispose of the whole or any part thereof, and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

       To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

       To make contracts of guaranty and suretyship of all kinds and endorse or grarantee the payment of principal, interest, or dividentds upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

       To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all of any of its property, franchises, and income.

       To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking, or arrangement which the Corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

       To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

       To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

       To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the name to be dissolved, wound up, liquidated, merged, or consolidated.

       To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

       To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

       The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provisions of this or any Article of this Certificate of Incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

       FOURTH:       The Corporation shall be authorized to issue Twenty-two
Million (22,000,000) shares of capital stock with $0.01 (one penny) par value per share, in two classes. The total amount of authorized common stock of the Corporation is Twenty Million (20,000,000) shares having $0.01 (one penny) par value per share. The total amount of authorized preferred stock of the Corporation is Two Million (2,000,000) shares having $0.01 (one penny) par value per share.

       FIFTH: The name and the mailing address of the incorporator are as follows:

       Name                                      Mailing Address
       ----                                      ---------------

       Gregory P. Cirillo, Esquire               Galland, Kharasch, et al.
                                                 Canal Square
                                                 1054 Thirty-First Street, N.W.
                                                 Second Floor
                                                 Washington, D.C. 20007-4492

       SIXTH: The Corporation is to have perpetual existence.

       SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

       EIGHTH:

       1. For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation, and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

              a. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

              b. The name and address of the person who shall serve as the initial director constituting the whole Board of Directors of the Corporation until the first annual meeting

Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article ELEVENTH.

       IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this 30th day of July, 1996.

                                                 /s/ GREGORY P. CARILLO
                                                 -----------------------------
                                                 Gregory P. Carillo, Esquire
                                                 Incorporator

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:00 PM 10/22/1996
                                                         960307115 - 2650098

                   AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                 IMAGINEX, INC.

                      BEFORE RECEIPT OF PAYMENT FOR STOCK

       The undersigned, a natural person, for the purpose of amending the Certificate of Incorporation of Imaginex, Inc. (hereinafter the "Corporation") under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

       FIRST:        The name of the Corporation is changed to EMAGINET, INC.

       SECOND: The Corporation has not received any payment for any of its stock.

       THIRD: This Amendment of the Certificate of Incorporation has been duly adopted in accordance with the provisions of
                     Section 341 of the General Corporation Law of the State of Delaware.

       IN WITNESS WHEREOF, the undersigned has executed this Amendment of the Certificate of Incorporation on this 8th day of October, 1996, and has acknowledged under penalty of perjury that this instrument is the act and deed of the Corporation and that the facts stated herein are true.


                                        /s/ KARARAN AMJADIR
                                        ----------------------------------------
                                        Kararan Amjadir
                                        Initial Director (constituting the whole
                                        Board of Directors of the Corporation)

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EMAGINET, INC.
                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

       Emaginet, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

       At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

       RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

              FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 22,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock") and (ii) 2,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

       The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.    COMMON STOCK.

       1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

       2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

              The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)
(2) of the General Corporation Law of Delaware.

       3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

       4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.     PREFERRED STOCK.

       Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

       Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.     SERIES A CONVERTIBLE PREFERRED STOCK.

       One Million Five Hundred Thousand (1,500,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

       1.     Dividends.

              (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.225 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation and payable in the discretion of the Board of Directors of the Corporation in either cash or, based on the then fair market value of the Common Stock of the Corporation, Common Stock of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared.

              (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1.

              (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

       2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $4.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon and any accrued but unpaid dividends thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

              (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

              (c) A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

       3.     Voting.

              (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

              (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred of the shareholders or until his successors are elected and qualify is Kamran Amjadi, Three Bethesda Metro Center, Suite 700, Bethesda, Montgomery County, Maryland 20814.

             c. The incorporator of the Corporation shall have and may exercise the rights and powers and shall perform the duties vested in or required by him by the General Corporation Law of the State of Delaware and by this Certificate of Incorporation and when said duties have been performed, said incorporator shall cease to have any interest in the Corporation.

      2. After the original or other Bylaws of the Corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the Bylaws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this Certificate of Incorporation.

      3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the Certificate of Incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

      NINTH:        The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (h) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

      TENTH:        The Corporation shall, to the fullest extent permitted by
the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

      ELEVENTH:     From time to time any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of

Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

             (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $4.50. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

      In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

             (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred

Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

             (c)    Mechanics of Conversion.

                    (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                    (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                    (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends or any accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                    (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                    (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

             (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the date on which a share of Series A Preferred Stock was first issued (the "Original Issue Date") combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

             (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

              (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

              (g)    Notice of Record Date. In the event:

                       (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                      (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                     (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

              (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

              (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

       5.     Mandatory Conversion.

              (a) Upon the closing of the sale of shares of Common Stock, at a price of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation or on the date that is immediately prior the consolidation or merger of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation (the first of such dates to occur being the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

              (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

              (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 19th day of June, 1997.

                                                EMAGINET, INC.

                                                By: /s/ KAMRAN AMJADI
                                                   -----------------------------
                                                              PRESIDENT
                                                       Kamran Amjadi


ATTEST:

MEHRDAD AKHAVAN
----------------------
        SECRETARY
Mehrdad Akhavan

[CORPORATE SEAL]

                       CORRECTED CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EMAGINET, INC.
                            Pursuant to Section 103
                       of the General Corporation Law of
                             the State of Delaware
                       ---------------------------------

       Emaginet, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

       At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The Certificate of Amendment filed on June 20, 1997 with respect to such amendment was incorrect in setting forth the number shares of Common Stock the Corporation shall have authority to issue and the number of Preferred shares to be designated Series A Convertible Preferred

Shares. Attached hereto is the corrected Certificate of Amendment in its entirety.

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Corrected Certificate of Amendment to be signed by its President and attested by its Secretary this 29th day of August, 1997.

                                             EMAGINET, INC.

                                             By: /s/ KAMRAN AMJADI
                                                -----------------------------
                                                Kamran Amjadi, President

ATTEST:

/s/ MEHRDAD AKHAVAN
-----------------------------
Mehrdad Akhavan, Secretary
[CORPORATE SEAL]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EMAGINET, INC.
                            Pursuant to Section 242
                       of the General Corporation Law of
                             the state of Delaware
                       ----------------------------------


       Emaginet, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

       At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

       RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

       FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock") and (ii) 2,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

       The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.     COMMON STOCK.

       1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

       2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

              The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

       3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

       4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.     PREFERRED STOCK.

       Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

       Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.     SERIES A CONVERTIBLE PREFERRED STOCK.

       One Million Seven Hundred Thousand (1,700,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

       1.     Dividends.


              (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.225 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation and payable in the discretion of the Board of Directors of the Corporation in either cash or, based on the then fair market value of the Common Stock of the Corporation, Common Stock of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared,

              (b) The Corporation shall not declare or pay any distributions (as defined below) on shares of Common Stock until the holders of the Series A Preferred Stock then outstanding shall have first received a distribution at the rate specified in paragraph (a) of this Section 1.

              (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock or other securities of the Corporation, or the purchase or redemption of shares of the Corporation (other than repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares and other than redemptions in liquidation or dissolution of the Corporation) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this Corporation.

       2. Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

              (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $4.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon and any accrued but unpaid dividends thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

              (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

              (c) A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

       3.     Voting

              (a) Each holder of outstanding shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

              (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred

Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b) (2) of the General Corporation Law of Delaware.

       4. Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

              (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.50 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $4.50. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

       In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock.

              (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred

Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

              (c)    Mechanics of Conversion.

                     (i) In order for a holder of Series A Preferred Stock to convert shares of Series A Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock, at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                     (ii) The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                     (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends or any accrued but unpaid dividends on the Series A Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                     (iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

                     (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the date on which a share of Series A Preferred Stock was first issued (the "Original Issue Date") combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportinately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

              (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock.

              (g)    Notice of Record Date. In the event:

                       (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                      (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                     (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                      (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

              (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

              (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

       5.     Mandatory Conversion.

              (a) Upon the closing of the sale of shares of Common Stock, at a price of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation or on the date that is immediately prior the consolidation or merger of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation (the first of such dates to occur being the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and (ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock", and all references to the Series A Preferred Stock, shall be deleted and shall be of no further force or effect.

       (b) All holders of record of shares of Series A Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

       (c) All certificates evidencing shares of Series A Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock accordingly.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 19th day of June, 1997.

                                                 EMAGINET, INC.

                                                 By:  /s/ KAMRAN AMJADI
                                                      -----------------
                                                      Kamran Amjadi, President

ATTEST:

/s/ MEHRDAD AKHAVAN
-------------------

Mehrdad Akhavan, Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  EMAGINET, INC.
                             PURSUANT TO SECTION 242
                        OF THE GENERAL CORPORATION LAW OF
                              THE STATE OF DELAWARE

       Emaginet, Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

       At a meeting of the Board of Directors of the Corporation a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware, and written notice of such consent has been given to all stockholders who have not consented in writing to said amendment. The resolution setting forth the amendment is as follows:

       RESOLVED: That Article FOURTH of the Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:



              FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 20,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value per share ("Preferred Stock").

       The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.     COMMON STOCK.



       1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.



       2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.


             The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

      3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

      4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

B.    PREFERRED STOCK.

      Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

      Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

C.    SERIES A CONVERTIBLE PREFERRED STOCK.

      Two Million (2,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") and Three Million (3,000,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock") with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

      1.     Dividends.

             (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $0.225 per share per annum (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), payable when and as declared by the Board of Directors of the Corporation and payable in the discretion of the Board of Directors of the Corporation in either cash or, based on the then fair market value of the Common Stock of the Corporation, Common Stock of the Corporation. Such dividends shall accrue and shall be cumulative from the date of issuance of each share of Series A Preferred Stock, whether or not declared.

             (b) The Corporation shall not declare or pay any distributions (as defined below) on any shares junior in dividend rights until the holders of the Series A Preferred Stock then outstanding shall have first received the preferential dividend at the rate specified in paragraph (a) of this Section 1.

             (c) For purposes of this Section 1, unless the context requires otherwise, "distribution" shall mean (i) the transfer of cash or property without consideration, whether by way of dividend or otherwise, excluding a dividend payable in Common Stock or in other junior securities of the Corporation, or (ii) the purchase or redemption of shares of the Corporation or subsidiary of the Corporation (excluding repurchases of Common Stock held by employees or directors of, or consultants to, the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase at a price equal to the original issue price of such shares) and excluding redemptions in liquidation or dissolution or winding up of the Corporation or subsidiary.

             (d) The holders of shares of Class B Preferred Stock shall not be entitled to receive any predetermined or preferential amount of dividends as the holders of Class A Preferred Stock shall be entitled, but shall be entitled to participate equally (based on the amount of Common Stock they would receive if they were to convert their Preferred Stock holding to a Common Stock holding) in any dividends that may be declared and paid on the Common Stock from funds lawfully available therefore as and when determined by the Board of Directors and subject to any preferential payment.


      2. Liquidation, Dissolution or Winding Up: Certain Mergers, Consolidations and Asset Sales.

             (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the respective holders of shares of Series A Preferred Stock then outstanding shall first be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series A Preferred Stock (referred to as "Senior

Preferred Stock"), but before any payment shall be made to the holders of Series B Preferred Stock or Common Stock or any other class or series of stock ranking on liquidation junior to the Series A Preferred Stock (such Common Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $4.50 per share for Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon and any accrued but unpaid dividends thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

              (b) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall then be entitled to receive before any distribution or payment is made upon any stock ranking in liquidation junior to the Series B Preferred Stock including, but not limited to the Common Stock, $6.OO per share for Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any dividends declared but unpaid thereon. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

              (c) After the payment of all preferential amounts required to be paid to the holders of Series A Preferred Stock and Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series A Preferred Stock and Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock then outstanding shall then be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders. Holders of Series A Preferred Stock and Series B Preferred Stock shall not be entitled to any more distributions than their preferential amounts.

              (d) A consolidation or merger of the Corporation with or into another corporation or entity, or a sale of all or substantially all of the assets of the Corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

       3.     Voting.

              (a) Each holder of outstanding shares of Series A Preferred Stock or Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A Preferred Stock or Series B Preferred Stock held by such holder are then convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, by the provisions of Subsection 3(b) below or by the provisions establishing any other series of Series Preferred Stock, holders of Series A Preferred Stock or Series B Preferred Stock and of any other outstanding series of Series Preferred Stock shall vote together with the holders of Common Stock as a single class.

              (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock or Series B Preferred Stock so as to affect adversely the Series A Preferred Stock or Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred Stock or Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series A Preferred Stock or Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series A Preferred Stock or Series B Preferred Stock, and the authorization of any shares of capital stock on a parity with Series A Preferred Stock or Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series A Preferred Stock or Series B Preferred Stock. The number of authorized shares of Series A Preferred Stock or Series B Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the directors of the Corporation pursuant to Section 151 of the General Corporation Law of Delaware or by the affirmative vote of the holders of a majority of the then outstanding shares of the Common Stock, Series A Preferred Stock or Series B Preferred Stock and all other classes or series of stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

       4. Optional Conversion. The holders of the Series A Preferred Stock or Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):


              (a) Right to Convert. Each share of Series A Preferred Stock or Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common
Stock as is determined by dividing $4.50 with respect to the Series A Preferred Stock and $6.00 with respect to the Series B Preferred Stock by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $4.50 for the Series A Preferred Stock and $6.00 for the Series B Preferred Stock. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock or Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

       In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock or Series B Preferred Stock.

              (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock or Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

              (c)    Mechanics of Conversion.

                     (i) In order for a holder of Series A Preferred Stock or Series B Preferred Stock to convert shares of Series A Preferred Stock or Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series A Preferred Stock or Series B Preferred Stock at the office of the transfer agent for the Series A Preferred Stock or Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series A Preferred Stock or Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                     (ii) The Corporation shall at all times when the Series A Preferred Stock or Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series A Preferred Stock or Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock or Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

                     (iii) Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends or any accrued but unpaid dividends on the Series A Preferred Stock or Series B Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

                     (iv) All shares of Series A Preferred Stock or Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series A Preferred Stock or Series B Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized Series A Preferred Stock or Series B Preferred Stock accordingly.

                     (v) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock or Series B Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

              (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the date on which a share of Series A Preferred Stock or Series B Preferred Stock was first issued (the "Original Issue Date") combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock or Series B Preferred Stock against impairment.

              (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock or Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which each adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series A Preferred Stock or Series B Preferred Stock.

              (g)    Notice of Record Date. In the event:

                     (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                     (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series A Preferred Stock or Series B Preferred Stock, and shall cause to be mailed to the holders of the Series A Preferred Stock or Series B Preferred Stock, at their last addresses as shown on the records of the Corporation, or such transfer agent, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

              (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

              (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

       5.     Mandatory Conversion

              (a) Upon the closing of the sale of shares of Common Stock, at a price of at least $10.00 per share (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares), in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $10,000,000 of gross proceeds to the Corporation or on the date that is immediately prior the consolidation or merger of the Corporation with or into another corporation or entity or the sale of all or substantially all of the assets of the Corporation (the first of such dates to occur being the "Mandatory Conversion Date"), (i) all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate and
(ii) the number of authorized shares of Preferred Stock shall be automatically reduced by the number of shares of Preferred Stock that had been designated as Series A Preferred Stock or Series B Preferred Stock, and all provisions included under the caption "Series A Convertible Preferred Stock" or "Series B Convertible Preferred Stock" and all references to the Series A Preferred Stock or Series B Preferred Stock, shall be deleted and shall be of no further force or effect.

              (b) All holders of record of shares of Series A Preferred Stock and Series B Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series A Preferred Stock and Series B Preferred Stock pursuant to this
Section 5. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series A Preferred Stock and Series B Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series A Preferred Stock or Series B Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series A Preferred Stock or Series B Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 5. On the Mandatory Conversion Date, all rights with respect to the Series A Preferred Stock or Series B Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Preferred Stock or Series B Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series A Preferred Stock or Series B Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection

4(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

              (c) All certificates evidencing shares of Series A Preferred Stock or Series B Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and cancelled and the shares of Series A Preferred Stock or Series B Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. The Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized Series A Preferred Stock or Series B Preferred Stock accordingly.

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 3rd day of February, 1999.

                                         EMAGINET, INC.

                                         By: /s/ KAMRAN AMJADI
                                             ------------------------
                                             Kamran Amjadi
                                             President

ATTEST:


/s/ MEHRDAD AKHAVAN
------------------------
Mehrdad Akhavan
Secretary

[Corporate Seal]

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EMAGINET, INC.
                            PURSUANT TO SECTION 242
                       OF THE GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE

       Emaginet, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

       DOES HEREBY CERTIFY:

       FIRST: That the Certificate of Incorporation of Emaginet, Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

       "The name of the corporation shall be e-centives, Inc."

       IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its President and attested by its Secretary this 11th day of March, 1999.



                              EMAGINET, INC.

                              BY: /s/ KAMRAN AMJADI
                                  ------------------------
                                      Kamran Amjadi
                                      President

ATTEST:

/s/MEHRDAD AKHAVAN
-------------------
Mehrdad Akhavan
Secretary
[Corporate Seal]

    STATE OF DELAWARE
   SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 01/24/2000
   001036051 - 2650098



                            CERTIFICATE OF AMENDMENT
                                       OF
                      AMENDED CERTIFICATE OF INCORPORATION
                                       OF
                                E-CENTIVES, INC.



It is hereby certified that:

              FIRST: The name of the corporation is e-centives, Inc. (the "Corporation"), and the Corporation is organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL").

              SECOND: The Board of Directors of the Corporation, for the purpose of taking action without a meeting pursuant to Section 141(f) of the DGCL, duly adopted by unanimous written consent, a resolution setting forth a proposed amendment of the Amended Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and authorized and directed the Corporation's officers to submit such amdendment to the Corporation's stockholders for approval in accordance with the DGCL. The resolution setting forth the proposed amendment is as follows:

              NOW THEREFORE BE IT RESOLVED, that the Board of Directors of the Company hereby approves and adopts the following amendment (the "Certificate Amendment") to Article FOURTH of the Company's Amended Certificate of Incorporation, so that the first paragraph of such Article FOURTH shall read in its entirety:

              "FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is thirty-five million (35,000,000), of which (i) twenty-five million (25,000,000) of such shares shall be common stock, having a par value of $.01 per share ("Common Stock"), and (ii) ten million (10,000,000) of such shares shall be preferred stock, having a par value of $.01 per share ("Preferred Stock").

              THIRD: The amendment to the Amended Certificate of Incorporation herein has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the DGCL.

              IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Kamran Amjadi, its Chief Executive Officer, and attested by Mehrdad Akhavan, its President, Chief Operating Officer and Corporate Secretary, this 21st day of January, 2000.


                                  E-CENTIVES, INC.




                                  By: /s/ KAMRAN AMJADI
                                      -----------------------------
                                      Kamran Amjadi
                                      Chief Executive Officer


                                  Attest:

                                  By: /s/ MEHRDAD AKHAVAN
                                      -----------------------------
                                      Mehrdad Akhavan
                                      President, Chief Operating
                                      Officer and Corporate Secretary

                          CERTIFICATE OF DESIGNATIONS
                RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS
                    OF SERIES C CONVERTIBLE PREFERRED STOCK
                                BY RESOLUTION OF
                           THE BOARD OF DIRECTORS OF
                                E-CENTIVES, INC.


                     PURSUANT TO SECTION 151 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE

                      SERIES C CONVERTIBLE PREFERRED STOCK

       I, Kamran Amjadi, Chief Executive Officer of e-centives, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), DO HEREBY CERTIFY that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), the Board of Directors, in accordance with the provisions of
Section 151 of the DGCL, adopted the following resolution, effective as of
February    , 2000, providing for the creation of the Series C Convertible
Preferred Stock:

       RESOLVED that, pursuant to Article Fourth of the Certificate of Incorporation of the Corporation, there be and hereby is authorized and created a series of Convertible Preferred Stock consisting of 2,330,000 shares having a par value of $.01 per share, which series shall be titled "Series C Convertible Preferred Stock."

       The designations, rights, preferences, privileges and restrictions of the Series C Convertible Preferred Stock shall be made as follows:

1.     Designation and Amount.

              The series of Preferred Stock shall be designated and known as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and shall consist of 2,330,000 shares having a par value of $0.01 per share. Certain defined terms used herein are defined in paragraph 7 below.

2.     Dividends.

              Holders of Series C Preferred Stock shall be entitled to receive dividends, when and as declared by the Corporation's Board of Directors, but only out of funds that are legally available therefor. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property), other than dividends payable solely in shares of

Common Stock, the Corporation shall also declare and pay to the holders of the Series C Preferred Stock at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series C Preferred Stock had all of the outstanding Series C Preferred Stock been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined. No dividends shall be paid or declared, and no distribution shall be made, on any Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of the Corporation, other than cumulative dividends paid upon the Series A Convertible Preferred Stock as required under the Certificate of Incorporation, unless equivalent dividends (determined on an as-converted basis) are concurrently paid on the Series C Preferred Stock, and no shares of Common Stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock shall be purchased, redeemed, or acquired by the Corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock approved by the Board of Directors held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive securities purchase agreements under which the Corporation has the option to repurchase such shares.

3.     Liquidation Rights.

              (a) Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of the Common Stock, the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and any other stock of the Corporation that is not by its terms expressly senior to in right of payment to the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation with respect to each share of Series C Preferred Stock an amount equal to the sum of (i) $10.20 (the "Original Series C Issue Price"), as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions affecting the Series C Preferred Stock, plus
(ii) all declared but unpaid dividends thereon (the "Series C Liquidation Value"). If, upon any liquidation, dissolution or winding up, the assets of the Corporation shall be insufficient to make payment in full to all holders of Series C Preferred Stock, then such assets shall be distributed among the holders of Series C Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled. After payment in full to the holder of Series C Preferred Stock of the aggregate liquidation preference as aforesaid, the holder of the Series C Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

              (b) The following events shall be considered a liquidation for purposes of Section 3(a):

              (i) any merger, consolidation, business combination, reorganization or recapitalization of the Corporation in which the Corporation is not the surviving entity or in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the Corporation's voting power immediately after such transaction (an "Acquisition"); or

              (ii) a sale, lease or other disposition of all or substantially all of the assets of the Corporation (an "Asset Transfer").

              (c) Effect of Noncompliance. In the event the requirements of this Section 3 are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 6(k) hereof.

4.     Voting

              (a) Generally. Except as otherwise provided herein or as required by law, the Series C Preferred Stock shall vote with the shares of the Common Stock and any other class of capital stock of the Corporation having similar voting rights (and not as a separate class) at any annual or special meeting of stockholders of the Corporation, and may act by written consent in the same manner as the Common Stock, in either case upon the following basis: each holder of shares of Series C Preferred Stock shall be entitled to such number of votes as shall be equal to the whole number of shares of Common Stock into which such holder's aggregate number of shares of Series C Preferred Stock are convertible pursuant to Section 6 below immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

       (b) Election of Directors. So long as 470,000 shares of Series C Preferred Stock are outstanding, in the election of directors of the Corporation, the holders of the Series C Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Series C Preferred Stock entitled to one vote, shall be entitled to elect one director to serve on the Corporation's Board of Directors. Each director elected by the holders of

Series C Preferred Stock shall serve until such person's successor is duly elected by the holders of the Series C Preferred Stock entitled to elect such director or such person is removed from office by such holders. If the holders of Series C Preferred Stock for any reason fail to elect a director to fill any such directorship, such position shall remain vacant until such time as the holders of Series C Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors of the Corporation's other stockholders.

              (c) Class Vote Requirements. So long as 470,000 shares of Series C Preferred Stock are outstanding, without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting or consenting as a single class, the Corporation will not:

              (i) create, issue or authorize the issuance of any other capital stock of the Corporation that is senior to or pari passu with the Series C Preferred Stock with respect to the payment of dividends, redemptions, conversion, voting or payments in connection with the liquidation of the Corporation,

              (ii) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any outstanding capital stock other than capital stock permitted to be redeemed pursuant to the Certificate of Incorporation,

              (iii) enter into any agreement that would restrict the Corporation's ability to (A) perform its obligations under the Series C Convertible Preferred Stock Purchase Agreement, dated as of February __, 2000, among the Corporation and the holders of the Series C Preferred Stock or (B) redeem the Series C Preferred Stock if required under the provisions of
Section 5 hereof,

              (iv) amend the Corporation's Certificate of Incorporation or by-laws in a manner that adversely affects the rights and preferences of the holders of the Series C Preferred Stock (except that the Corporation may effect a reverse split of its Common Stock without obtaining any consent of the holders of the Series C Preferred Stock),

              (v) issue any additional capital stock to employees, officers or directors of the Corporation, except for capital stock issuable under (x) existing contractual arrangements with Kamran Amjadi and Mehrdad Akhavan in existence on the Original Issue Date, (y) upon the exercise of options and warrants outstanding as of the Original Issue Date, or (z) upon the exercise of options or warrants granted after the Original Issue Date with an exercise price not less than the fair market value of the securities subject to such options or warrants, as determined by the Board of Directors or the Corporation,

              (vi) adopt any additional employee stock option or stock purchase plans or increase the number of shares of stock reserved under employee stock option or stock purchase plans,

              (vii) increase or decrease the authorized number of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series C Preferred Stock,

              (viii) engage in any merger, consolidation, business combination, reorganization or recapitalization of the Corporation in which the stockholders of the Corporation immediately prior to such transaction own capital stock representing less than fifty percent (50%) of the surviving corporation's voting power immediately after such transaction, or a sale, lease or other disposition of all or substantially all of the assets of the Corporation,

              (ix)   pay or declare any dividend upon the Common Stock,

              (x)    sell securities of any subsidiary to a third party,

              (xi) grant additional registration rights after the Original Issue Date with respect to any shares of capital stock of the Corporation other than the Series C Preferred Stock,

              (xii) change the number of directors of the Corporation to greater than five (5) members, or

              (xiii) liquidate, dissolve or wind up the Corporation.

The provisions of this Section 4(c) shall not, however, apply to (i) the acquisition or issuance of shares of any common stock of the Corporation solely in exchange for shares of any other stock of the Corporation, or (ii) the repurchase or redemption of stock held by current or former employees, directors or consultants in connection with termination of employment or service as an employee, director or consultant pursuant to contractual repurchase rights or that is otherwise approved by the Corporation's Board of Directors.

5.     Redemption Rights.

              (a) Redemption. At any time after December 31, 2004, holders of a majority of the outstanding shares of Series C Preferred Stock may, upon ninety (90) days prior written notice, require that the Corporation redeem all of the then-outstanding shares of Series C Preferred Stock at a price per share equal to the Series C Liquidation Value (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares. If the redemption of fewer than all of the outstanding shares of Series C Preferred Stock is requested pursuant to this Section 5(a), such redemption shall be made on a pro rata basis among all of the holders of the Series C Preferred Stock based on the number of shares of such series held by such holders.

              (b) Redemption Payments. For each share of Series C Preferred Stock which is to be redeemed hereunder, the Corporation shall be obligated to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) an amount in cash equal to the Series C Liquidation Value. If the funds of the Corporation legally available for redemption of Series C Preferred Stock are insufficient to redeemed the total number of shares to be redeemed, those funds which are legally available shall be used to redeem the maximum possible number of shares pro rata among the holders of Series C Preferred Stock to be redeemed based upon the aggregate Series C Liquidation Value of the Series C Preferred Stock held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Series C Preferred Stock, such funds shall immediately be used to redeem the balance of the shares which the Corporation has become obligated to redeem but which it has not redeemed.

6.     Conversion Rights.

              The holders of the Series C Preferred Stock shall have the following rights with respect to the conversion of the Series C Preferred Stock into shares of Common Stock:

              (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 6, each share of Series C Preferred Stock may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock of the Corporation. The number of shares of Common Stock to which a holder of Series C Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Series C Conversion Rate then in effect (determined as provided in Section 6(b)) by the number of shares of Series C Preferred Stock being converted.

              (b) Conversion Rates. The conversion rate in effect at any time for conversion of the Series C Preferred Stock (the "Series C Conversion Rate") shall be the quotient obtained by dividing the Original Series C Issue Price by the Series C Conversion Price calculated as provided in Section 6(c).

              (c) Conversion Price. The conversion price for the Series C Preferred Stock (the "Series C Conversion Price") shall initially be the Original Series C Issue Price.

              The initial Series C Conversion Price shall be adjusted from time to time in accordance with this Section 6. For purposes of determining the adjusted Series C Conversion Price, the following shall be applicable:

                     (i) Certain Sales below Series C Conversion Price Before First Anniversary. If on or after the date of original issuance of shares of Series C Preferred Stock (the "Original Issue Date") and prior to the first anniversary of the Original Issue Date the Corporation issues or sells, or in accordance with this Section 6(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance) for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale, the Series C Conversion Price shall be reduced to the price per share at which such shares of Common Stock have been issued or sold or deemed to have been issued or sold in such transaction; provided, however, that no reduction shall be made if such issue or sale or deemed issue or sale (a) is to one or more third parties that are not Affiliates of the Corporation, and (b) involves, or is part of a series of related transactions involving, the issue or sale or deemed issue or sale, in a transaction with a legitimate business purpose, the primary purpose of which is not to raise capital for the Corporation, of not more than 100,000 shares of Common Stock or securities convertible into such number of shares of Common Stock (as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions); and provided further that the Corporation shall not be permitted to issue or sell more than an aggregate of 250,000 shares of Common Stock or securities convertible into such number of shares of Common Stock (as appropriately adjusted for any future stock splits, stock combinations, stock dividends or similar transactions) pursuant to the exception provided above in unrelated transactions. If the provisions of this Section 6(c)(i) apply to require a reduction to the Series C Conversion Price in connection with an issuance or sale or deemed issuance or sale, no other adjustment to the Series C Conversion Price shall apply in connection with such transaction.

                     (ii) Sale below Series C Conversion Price. If on or after the first anniversary of the Original Issue Date the Corporation issues or sells, or in accordance with this Section 6(c) is deemed to have issued or sold, any shares of its Common Stock (other than pursuant to a Permitted Issuance or in a transaction to which the provisions of Section 6(c)(i) apply) for a consideration per share less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series C Conversion Price shall be reduced to the amount determined by dividing (a) the sum of (1) the product derived by multiplying the Series C Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received or deemed to have been received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

                     (iii) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series C Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversation or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the applicable Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                     (iv) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series C Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such

Convertible Securities. No further adjustment of the Series C Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which an adjustment of the Series C Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Series C Conversion Price shall be made by reason of such issue or sale.

                     (v) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series C Conversion Price in effect at the time of such change shall be immediately adjusted to the Series C Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

                     (vi) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series C Conversion Price then in effect hereunder shall be adjusted immediately to Series C Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                     (vii) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor. If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration as determined by the Board of Directors in good faith, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Board of Directors of the Corporation.

                     (viii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration determined in good faith by the Board of Directors of the Corporation.

                     (ix) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

              (d) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Series C Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series C Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 6(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

              (e) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying each Series C Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price shall be adjusted pursuant to this Section 6(e) to reflect the actual payment of such dividend or distribution.

      (f) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series C Preferred Stock or with respect to such other securities by their terms.

      (g) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series C Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger or consolidation provided for elsewhere in this Section 6), in any such event each holder of Series C Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change with respect to the maximum number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

      (h) Reorganizations, Mergers or Consolidations. If at any time or from time to time after the Original Issue Date, the Common Stock is converted into other securities or property, whether pursuant to a reorganization, merger, consolidation or otherwise (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 6), as a part of such transaction, provision shall be made so that the holders of the Series C Preferred Stock shall thereafter be entitled to receive upon conversion thereof the number of shares of stock or other securities or property to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such transaction, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders Series C Preferred Stock after such transaction to the end that the provisions of this Section

6 (including adjustment of the Series C Conversion Price then in effect and the number of shares issuable upon conversion of the Series C Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable. The Corporation shall not be a party to any reorganization, merger or consolidation in which the Corporation is not the surviving entity unless the entity surviving such transaction assumes all of the Corporation's obligations hereunder in a manner reasonably satisfactory to the Board of Directors of the Corporation acting in good faith.

      (i) Limitations on Adjustments. Anything herein to the contrary notwithstanding, no adjustment in the Series C Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $0.01 (one cent) in the Series C Conversion Price: provided, that any adjustment which by reason of this subparagraph 6(i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations of shares of Common Stock or Series C Preferred Stock under this paragraph 6 shall be rounded to the nearest three decimal points. If any action would require adjustment of the Series C Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made as determined in good faith by the Board of Directors of the Corporation, which determination shall be final and binding on the Corporation and all of the holders of the Series C Preferred Stock.

      (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Series C Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series C Preferred Stock, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Series C Conversion Price in effect before and after such adjustment, (3) the number of additional shares of Common Stock issued or sold or deemed to have been issued or sold, and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series C Preferred Stock.

      (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any Acquisition (as defined in Section 3(b)) or other capital reorganization of the

Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, any Asset Transfer (as defined in Section 3(b)), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series C Preferred Stock at least twenty (20) days prior to the record date specified therein (or such lesser number of days as is reasonably practicable under the circumstances) a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset Transfer, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Acquisition, reorganization, reclassification, transfer, consolidation, merger, Asset transfer, dissolution, liquidation or winding up.

      (l) Automatic Conversion. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Series C Conversion Price, (x) at any time upon the written election of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock, or (y) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation in which
(i) the offering price per share to the public is at least one hundred and fifty percent (150%) of the then-effective Series C Conversion Price, and (ii) the gross cash proceeds to the Corporation (before underwriting discounts, commissions and fees) are at least $20,000,000.

      (m)    Mechanics of Conversion.

             (i) Optional Conversion. Each holder of Series C Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 6 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series C Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled, and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion) or a combination of cash and Common Stock, any declared but unpaid dividends on the shares of Series C Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series C Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

             (ii) Automatic Conversion. Upon the occurrence of the event specified in Section 6(1) above, the outstanding shares of Series C Preferred Stock shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares arc surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series C Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series C Preferred Stock at the office of the Corporation or any transfer agent for the Series C Preferred Stock, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or, to the extent sufficient funds are not legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board as of the date of such conversion) or a combination of cash and Common Stock, all declared but unpaid dividends on the shares of Series C Preferred Stock being converted. Until surrendered as provided above, each certificate formerly representing shares of Series C Preferred Stock shall be deemed for all corporate purposes to represent the number of shares of Common Stock resulting from such automatic conversion.

      (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determination whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the

Common Stock's fair market value (as determined by the Board of Directors in good faith) on the date of conversion.

7.    Certain Definitions.

            "Affiliate" means, with respect to any person, any other person Controlling, Controlled by or under common Control with such person. "Control" (including the terms "Controlled by" and "under common Control with") means, as used with respect to any person, possession, directly or indirectly or as a trustee or executor, of power to direct or cause the direction of management or policies of such person (whether through ownership of voting securities, as trustee or executor, by agreement or otherwise).

             "Common Stock Deemed Outstanding" means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time plus the number of shares of Common Stock issuable upon the exercise of Options or the conversion of Convertible Securities outstanding at such time, whether or not the Options or Convertible Securities are actually exercisable or convertible at such time.

             "Convertible Securities" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.


             "Market Price" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the Nasdasq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over the twenty (20) consecutive trading days prior to the day as of which "Market Price" is being determined. If at any time such security is not listed on any securities exchange or quoted in the Nasdaq Stock Market or over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Board of Directors in good faith.

             "Options" means any rights, warrants or options to sucscribe for or purchase Common Stock or Convertible Securities.

             "Permitted Issuance" means (i) any issuance of Common Stock upon conversion of shares of Series C Preferred Stock, (ii) any issuance of Common Stock upon the exercise of any Options or conversion of any Convertible Securities outstanding as of the Original Issue Date, (iii) any issuance of Common Stock or Options to purchase Common Stock to employees, directors or consultants of the Corporation or its Subsidiaries issued pursuant to a plan or agreement approved by the Corporation's Board of Directors, provided that in the case of Options such Options have an exercise price not less than the fair market value of the Common Stock subject to such Options as determined by the Board of Directors, or (iv) any issuance of warrants to purchase equity securities of the Corporation in connection with a commercial of debt financing transaction approved by the Corporation's Board of Directors.

             "person" means an individual, partnership, corporation, firm, association, joint stock company, trust, joint venture, unincorporated organization, or governmental, quasi-governmental or regulatory authority (or any department, agency or political subdivision thereof), or any other legally recognized entity.

             "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

8.    Amendment and Waiver.

             No amendment, modification or waiver of any of the terms or provisions of the Series C Preferred Stock shall be binding or effective without the prior written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, and no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, except that any amendment, modification or waiver of the provisions of Section 6(1) hereof shall require the prior writteen consent of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Series C Preferred Stock. Any amendment, modification or waiver of any of the terms or provisions of the Series C Preferred Stock by the requisite number of holders of outstanding shares of Series C Preferred Stock pursuant to this Section 8, whether prospective or retroactively effective, shall be binding upon all holders of Series C Preferred Stock.

9.    Registration of Transfer.

             The Corporaion shall keep at its principal office a register for the registration of the Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the

Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate.

10.  Replacement.

          Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of idemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or in the case of any such mutilation upon surrender of such certificate, the Corporation shall execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

11.  Reservation of Common Stock Issuable Upon Conversion.

          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series C Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

12.  Notices.

          Any notice required by the provisions of this Certificate shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

13.    Payment of Taxes.

             The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered.

14.    No Dilution or Impairment.

             The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of
Section 6 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment. This provision shall not restrict the Corporation's right to amend its Certificate of Incorporation with the requisite stockholder consent.

                                   * * * * *

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name and affirms that the statements made herein are true under the penalties of perjury this 18th day of February, 2000.


                                   /s/ KAMRAN AMJADI
                                   --------------------------
                                   Kamran Amjadi
                                   Chief Executive Officer






ATTEST:


/s/ MEHRDAD AKHAVAN
---------------------
Mehrdad Akhavan
President and Secretary